Exhibit 10.3

ACQUISITION AGREEMENT December 7, 2018 This Acquisition Agreement (this "Agreement") is entered into to be effective as of December 7, 2018 (the "Effective Date") by and between Seven Hundred Seventy 7, Inc. a Wyoming corporation ("777"), and Desert Mountain Gold, Inc., a Utah corporation ("Desert Mountain"). 777 and Desert Mountain are referred to individually herein as a "Party" and collectively as the "Parties." RECITALS A. Desert Mountain owns 83 unpatented lode-mining claims (the "Mining Claims") and two state mining leases (the "State Leases") which are located in Juab County, Utah (collectively, the "Property"). The Property, formerly known as Coyote Knolls Mine, is more particularly described in Parts I and II of Exhibit A and is depicted on the map attached as Exhibit B. B. 777 desires to acquire the Property from Desert Mountain and Desert Mountain desires to sell the Property to 777 under the terms and conditions of this Agreement. AGREEMENT In consideration of the foregoing and of the mutual promises and covenants contained in this Agreement, the Parties agree as follows: ARTICLE 1 DEFINITIONS .1 Definitions. In addition to the definitions set out above, the following capitalized terms shall have the meanings ascribed to them: (a) "Guaranteed Minimum Annual Royalty Payment" means that on the first day of the second year of this Agreement, 777 will pay an NSR payment to DMG. 777 agrees to pay the greater of the NSR or the Guaranteed Minimum Royalty Payment as outlined in the schedule attached hereto as Exhibit "C" (b) "Binding Arbitration" means arbitration conducted in accordance with any dispute regarding this Agreement. (c) "Environmental Law" means all applicable statutes, treaties, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, authorizations and similar items of all federal, state, and local governmental branches, agencies, departments, commissions, boards, bureaus or instrumentalities, having jurisdiction and all applicable judicial and administrative and regulatory decrees, judgments and orders and all covenants running with the land that relate to the protection of health or the environment whether now existing or hereafter adopted, including without limitation those that relate to Hazardous Materials or reclaiming of real property, and all obligations relating to protection of the environment arising out of any material contract or mining lease relating to the Property. (d) "Expenditures" means all costs properly incurred in connection with Exploration, Environmental and Metallurgical Evaluations, conducted on or for the benefit of the Property, recorded in accordance with generally accepted accounting principles consistently applied. As used in this context, the phrase "for the benefit of" means expenditures made outside the boundaries of the Property that are directly related to or support Exploration on the Property, but shall not include any allocation of 777 corporate overhead or any costs relating solely to any other properties. Expenditures shall include, without limitation: (i) The actual salaries, benefit costs, and wages of part-time and full-time employees, consultants or contractors of 777 directly assigned to and actually performing Exploration on or for the benefit of the Property, including geologists, geophysicists, engineers, engineering assistants, technicians, draftsmen, engineering clerks, and other personnel performing services connected with Exploration, and related travel expenses, transportation, subsistence and housing expenses for such personnel; (ii) actual costs and expenses for use of machinery, equipment, fuel and supplies necessary or convenient for Exploration, whether such machinery or equipment is owned by 777, purchased by 777 for use on the Property or leased or rented from third parties, including the transportation, storage and maintenance of same; all payments to contractors for work on or for the benefit of the Property, including airborne geophysics, aerial photography, drilling, trenching, and excavation; costs of sampling, costs of assays, metallurgical testing and analysis, preparation of geological, geochemical and geophysical surveys and mapping of the results and all other costs incurred to determine the potential quantity and quality of Products that might exist in, on and under the Property, including pre-feasibility and feasibility studies; (iii) costs incurred to obtain permits and approvals, rights-ofway and other similar rights of access in connection with such activities; costs incurred in preparation and acquisition of environmental and other permits needed to commence and complete Exploration on the Property, costs of title search and remediation and curative work, costs of community relations activities, and all other costs reasonable or necessary to comply with local, state or federal regulatory requirements, including local zoning and land use permits; (iv) expenses incurred in holding and maintaining any interest in the Property, such costs and expenses to include payments to maintain the Property and any related leases and agreements; all taxes levied against the Property or any interest in the Property that are paid by 777; the cost of insurance premiums or bonds; (v) costs and proportionately allocated local office and camp expenses incurred directly in support of Exploration on the Property, any expenses incurred by Desert Mountain that are reimbursed to Desert Mountain by 777 pursuant to this Agreement, and any home and office costs incurred directly by 777 in support of Exploration: and (vi) any other cost or expense that would ordinarily be chargeable for Exploration. (e) "Exploration" means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of valuable minerals, including but not limited to additional drilling required after discovery of potentially commercial mineralization, feasibility analyses and related environmental compliance. (f) "Hazardous Materials" means any substance: (i) the presence of which requires reporting, investigation, removal or remediation under any Environmental Law, including without limitation, mine tailings, waste dumps and other materials; (ii) that is defined as a "hazardous waste," "hazardous substance" or "pollutant" or "contaminate" under any Environmental Law; (iii) that is toxic, explosive, corrosive, flammable, ignitable, infectious, radioactive, reactive, carcinogenic, mutagenic or otherwise hazardous and is regulated under any Environmental Law; (iv) the presence of which on a property causes or threatens to cause a nuisance upon the property or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the property; (v) that contains gasoline, diesel fuel or other petroleum hydrocarbons; or (vi) that contains PCBs, asbestos or urea formaldehyde foam insulation. (g) "Initial Payment" means the initial Payment of $200,000 to be paid in-part at the Closing and in subsequent payments. (h) "Mining Claims" means the 83 unpatented lode-mining claims listed in Part! of Exhibit A. (i) "Net Smelter Return" or "NSR" has the meaning provided in Paragraph 1(F) in Exhibit D. (j) "NSR Royalty" means the royalty payable to Desert Mountain for production of mineral products as defined in Exhibit "D." (k) "Products" means all ores, minerals and mineral resources produced from the Property and sold. (1) "Reclamation Bond" means that certain bond to be issued by Utah State Department of Natural Resources Division of Oil, Gas and Mining to secure the performance by 777 of reclamation on Coyote Knolls. (in) "State Lease" means Mineral Leases ML- 51979 and ML 53490 issued by the State Institutional Trust Lands Administration of Utah. ARTICLE 2

PURCHASE AND SALE; CLOSING .1 Purchase and Sale of Property. 777 agrees to purchase the Property from Desert Mountain and Desert Mountain agrees to sell the Property to 777, on the terms and conditions set forth in this Agreement. 2.2 The Closing. The Closing of the transaction contemplated by this Agreement (the "Closing") shall take place on December 7, 2018 at local time (the "Closing Date") at the offices of Young & Young in Provo, Utah or at such other time or place mutually agreeable to the Parties. .3 Deliveries at the Closing. At the Closing, (a) 777 shall deliver to Desert Mountain the first of four $50,000 payments to Desert Mountain of the $200,000 initial payment, as described in section 3.1 below; (b) Desert Mountain will convey the Mining Claims and will assign the State Leases by executing and delivering a Deed and Assignment in the form attached as Exhibit "F", and Desert Mountain will execute and deliver any additional form required by the State of Utah for assignment of the State Lease; (c) If requested by 777, Desert Mountain will assign to 777 any permits or approvals it currently holds with respect to Exploration of the Property; and (d) The Parties have executed the Letter of Intent attached to this Agreement as Exhibit "F." ARTICLE 3 PAYMENTS AND WORK COMMITMENT .1 Initial Payment. In partial consideration for the execution of this Agreement and the conveyance of the Property to 777, at the Closing 777 shall pay to Desert Mountain the first payment of $50,000 of the $200,000. 777 agrees that the balance of the Initial Payment will be paid in 3 successive payments of $50,000 on or before 90,180 and 270 days after the Closing date. .2 Guaranteed Minimum Royalty Payments. In order to keep this Agreement in effect and retain the Property, 777 shall pay to Desert Mountain, a Guaranteed Minimum Royalty Payment pursuant to the schedule attached hereto as Exhibit "C" beginning on or before December 7th, 2019 and on or before December 7th of each successive year to and including December 7th, 2028 provided that this Agreement is in effect on December 7th of the relevant year. 3.3 Work Commitment. 777 agrees to use its reasonable best efforts, subject to any delay that might occur in obtaining necessary permits and access or adverse weather conditions, to incur the Work Commitment pledged to Desert Mountain as defined in Paragraph 2 of the Letter of Intent, which is incorporated by reference and attached hereto as Exhibit "G". In the event that 777 is unable to complete such Work Commitment by April 30, 2021, 777 agrees to arbitration where a remedy is mutually agreed upon, after a one-year period to cure any deficiency in its fulfillment of the Work Commitment. 3.4 Reclamation Bond. will apply for a 10-acre small mine permit and associated reclamation bond as soon as practical following the Closing, at no additional cost to DMG. ARTICLE 4 NSR ROYALTY .1 NSR Royalty. Upon commencement of Commercial Production (as defined in Exhibit "D") from the Property, Desert Mountain shall be entitled to receive and 777 shall pay to Desert Mountain a 3.5% NSR Royalty calculated as set out in Exhibit "D." 777 shall be entitled to deduct from any royalty payment the amount of any Advance Royalty Payments not previously deducted against the NSR Royalty. The NSR Royalty shall be paid annually within 60 days of the end of each fiscal year of 777 during which the Property is in Commercial Production. If all data necessary to compute such payment are not available at the time a payment is due, 777 shall make such payment on a best estimate basis and shall finalize such payment as soon as possible thereafter. If Commercial Production is commenced during the time 777 is required to make Advance Royalty Payments and the NSR Royalty payable for any year is equal to or less than the Advance Royalty Payments paid by 777 to Desert Mountain during such year, then the NSR Royalty will be deemed to have been paid and no further royalty will be due for such year. Each payment of NSR Royalty shall be accompanied by a detailed statement setting out the calculation of the royalty for such year. 4.2 Option to Purchase 1.5 Percent of the Royalty. In consideration of the covenants of the Parties under this Agreement, either during the term of this Agreement or at any time thereafter, Desert Mountain grants to 777 the exclusive option to purchase 1.5% of the total 3.5% NSR Royalty for the sum of $1.5 million. If 777 gives notice of its intention to purchase the 1.5% of the NSR Royalty, Desert Mountain will convey such interest to 777 by way of a Special Warranty Deed, warranting that Desert Mountain has not sold, encumbered or entered into any agreement with respect to such interest, and 777 shall simultaneously pay the purchase price to Desert Mountain. In the event that 777 purchases 1.5% of the NSR Royalty, the term "NSR Royalty" shall thereafter refer to the remaining 2.0% NSR Royalty retained by Desert Mountain. ARTICLE 5 This section is left intentionally blank. ARTICLE 6 REPRESENTATIONS AND WARRANTIES .1 Mutual Representations. Each Party represents and warrants to the other that: (a) It is an entity duly organized and validly existing in the jurisdiction of its incorporation and is qualified to do business and is in good standing under the laws of the State of Incorporation. (b) It has the corporate power and authority and has taken all necessary corporate action to authorize the execution and delivery of this Agreement and the other agreements and instruments to be executed and delivered in connection herewith and to undertake the performance by it of its respective obligations hereunder, and has obtained all necessary consents of the applicable governmental and regulatory organizations for entering into this Agreement and the performance of its obligations herein. (c) This Agreement, when executed and delivered by each respective Party, shall have been duly executed and delivered on behalf of each such Party and shall constitute valid and binding obligations of each Party enforceable against it in accordance with the terms of this Agreement (subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to the availability of equitable remedies) and will not result in any violation of, or any default under, any other agreement to which such Party or its Affiliates is a Party, including without limitation any agreement or obligation relating to the Property. For purposes of this Agreement, "Affiliate" means any person, partnership, limited liability company, joint venture, corporation, or other form of enterprise that controls, is controlled by, or is under common control with a Party. (d) It is not subject to any suit, administrative proceeding, arbitration or any other proceeding, judgment, decree, or order enjoining or otherwise restraining or restricting it with respect to the transactions contemplated by this Agreement and to its knowledge, no such suit or proceeding is threatened against it. (e) Neither it nor any of its representatives, agents, or employees has dealt or consulted with any real estate broker or agent in connection with the transactions contemplated herein. (0 6.2 Additional Representations by Desert Mountain. Desert Mountain represents and warrants to 777 with respect to the Property that, except as set out on Exhibit E: (a) With respect to the Mining Claims, subject to the paramount title of the United States and the requirements of a valid discovery, (i) Desert Mountain holds record title and is in exclusive possession of such claims; (ii) the Mining Claims were properly laid out and monumented; (iii) all required location and validation work was properly performed; (iv) location notices and certificates were properly recorded and filed with appropriate governmental agencies; (v) all assessment work and claim rental and/or maintenance payments required to hold such claims has been performed or paid, as applicable, through the assessment year ending September 1, 2019; (vi) all affidavits of assessment work and/or other filings required to maintain such claims in good standing have been properly and timely recorded or filed with appropriate governmental agencies; (vii) the Mining Claims are free and clear of liens, encumbrances, leases, royalties, options or agreements of any kind (recorded or unrecorded); and (viii) the Mining Claims are not subject to any conflicting mining claims held by third parties. (b) With respect to the State Leases, subject to the paramount title of the State of Utah, (i) Desert Mountain holds record title to and is in exclusive possession of such leases; (ii) all rental and/or maintenance payments required to hold the lease have been paid through a date that is at least 30 days after the date of this Agreement; (iii) Desert Mountain has not received and notice or other correspondence from the State of Utah suggesting that the lease is not in good standing; (iv) the claims are free and clear of liens, encumbrances, leases, royalties, options or agreements of any kind (recorded or unrecorded); and (v) the lease is not subject to any conflicting lease held by third parties; (c) With respect to the Property, (i) Desert Mountain has no knowledge of any reclamation obligations currently affecting the Property; (ii) there are no pending or threatened actions, suits, claims or proceedings involving the Property; (iii) Desert Mountain has not received any notice of violation or agency claim alleging any violation of any law, rule, regulation or permit, including without limitation any Environmental Law and Desert Mountain is not aware of any facts that could give rise to any such notice or agency claim; and (iv) there are no Hazardous Materials or other adverse environmental conditions on or affecting the Property and no past or present activities on the Property have caused or contributed to any Hazardous Materials or other adverse environmental condition on other lands. (d) Desert Mountain has delivered to 777 copies, or originals where essential, of all information concerning title to the Property in Desert Mountain's possession or control. (e) Desert Mountain has no contractual commitments or obligations which relate to or affect the Property. The representations and warranties set forth above shall survive the execution and delivery of any documents of transfer provided under this Agreement. 6.3 Disclosures. Each of the Parties represents and warrants to the other that it is unaware of any material facts or circumstances which have not been disclosed in this Agreement and which should be disclosed to the other Party in order to prevent the representations in this Article 6 from being materially misleading. 6.4 No Partnership. Nothing contained in this Agreement shall be deemed to constitute either Party the partner of the other or, except as otherwise expressly provided, to constitute either Party the agent or legal representative of the other or to create any fiduciary relationship between them. It is not the intention of the Parties to create, nor shall this Agreement be construed to create, any mining, commercial or other partnership. Neither Party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Party, except as otherwise expressly provided herein. 6.5 Other Activities. Each of the Parties may be engaged on its own behalf and on behalf of persons other than the Parties in the general mining business outside of the Property, and each of the Parties hereby consents to such involvement by the other without consulting the other Party or inviting or allowing the other Party to participate. The legal doctrine of "corporate opportunity" sometimes applied to persons occupying a fiduciary status shall not apply in the case of any endeavor of either Party other than the endeavors within the boundaries of the Property. ARTICLE 7 COVENANTS .1 Covenants of 777. During the term of this Agreement, 777 shall: (a) Except as provided for in Section 14.1, keep the Property in good standing by doing and filing of assessment work or by making payments in lieu thereof, by paying all required federal claim maintenance fees and fees required to maintain the State Lease, and by the doing of all other acts and things and making all other payments which may be necessary in that regard. Notwithstanding the foregoing, 777 shall not be held liable for the loss of any portion of the Property due to any act of government provided that 777 has taken all reasonable and legal means to protect and maintain such portion of the Property in good standing; (b) Pay or cause to be paid any rates, taxes, duties, royalties, assessments or fees levied with respect to the Property or 777's operations thereon; (c) Keep the Property free and clear of liens and encumbrances arising from its operations hereunder, provided that a lien or encumbrance on the Property shall not constitute a default if 777, in good faith, disputes the validity of the claim, in which event the continued existence of the lien or encumbrance shall constitute a default 30 days after the validity of the lien or encumbrance has been adjudicated adversely to 777; (d) Conduct all work on or with respect to the Property in a miner like manner and in accordance with the applicable laws of the state of Utah and the federal laws of the United States applicable therein; and (e) Obtain and maintain, or cause any contractor engaged by 777 to obtain and maintain, during any period in which active work is carried out hereunder, adequate workers' compensation insurance and liability insurance in accordance with the applicable laws of the State of Utah and the federal laws of the United States applicable therein. 7.2 Covenants and Acknowledgements of Desert Mountain. (a) Desert Mountain agrees to provide 777 with copies, or originals where essential, of all of the data and information in its possession or under its control relating to the mineral potential of the Property and to Desert Mountain's or its predecessor's exploration activities on and in the vicinity of the Property including but not limited to reports, maps, and surveys. All data and information due to 777 at closing. (b) Where Desert Mountain becomes aware that any omission by it to act would have the effect, either immediately or upon the passage of time, of rendering any of the representations of Desert Mountain herein to be untrue, Desert Mountain shall notify 777 forthwith of all relevant circumstances in respect of such matter. ARTICLE 8 TERMINATION .1 Termination. (a) Provided that 777 pays to Desert Mountain all of the Initial

Payment and the Guaranteed Minimum Royalty Payments, and except for the NSR Royalty as provided for in Article 4, payments under this Agreement shall terminate on December 7, 2028 or at any earlier time that 777 has paid to Desert Mountain all of the Advance Royalty Payments and has incurred all of the Expenditures required in Article 1. If this Agreement terminates pursuant to this Section 8.1 (a), 777 shall have no further rights or obligations to Desert Mountain under this Agreement except for (i) its obligations to pay Desert Mountain the NSR Royalty as provided for in Section 4.1, and (ii) its right to acquire 1.5% of the NSR Royalty as set out in Sections 4.2. (b) 777 may terminate this Agreement at any time before paying all of the Advance Royalty Payments or incurring all of the Expenditures by giving 60 days' written notice of such termination to Desert Mountain. In addition, this Agreement will automatically terminate upon the failure by 777 to pay all of the Advance Royalty Payments or incur all of the Expenditures in a timely manner (subject to 777's right to cure any such failures as provided in this Agreement). If this Agreement terminates pursuant to this Section 8. I (b), except for the provisions of 8.1 (c), this Agreement shall be of no further force and effect. (c) If this Agreement is terminated as provided for in Section 8.1 (b), 777 shall: (i) Quitclaim all of its interest in the Property to Desert Mountain, free and clear of all liens and encumbrances arising by, through or under 777, and in good standing with respect to the performance of assessment work or the payment of claim maintenance fees that come due within the 60-day period following the notice of termination; (ii) deliver to Desert Mountain as soon as possible copies of all information that must be reported to any federal or state agency, pursuant to federal or state law, or a stock exchange; (iii) remove from the Property within 180 days of the effective date of termination all mining facilities erected, installed or brought upon the Property by or at the instance of 777, and any mining facilities remaining on the Property after the expiration of the said period shall, without compensation to 777, become the property of Desert Mountain; (iv) complete all cleanup, rehabilitation and reclamation obligations with respect to any work it has conducted hereunder with respect to the Property in accordance with the requirements of all applicable regulations; and (v) pay to Desert Mountain the full amount of any of the payments set out in Section 3.2 that became due prior to the date of the notice of termination and have not been paid. (vi) Transfer any mining permits and reclamation bonds held on the Property to Desert Mountain Gold. ARTICLE 9 REPORTS, AUDITS AND OBJECTIONS ARTICLE 10 ACCESS TO PUBLIC INFORMATION .1 Access to 777's Public Information. shall make available to Desert Mountain, its employees and agents, all disclosures that are required by any applicable law, government regulation, or stock exchange rule, and shall direct Desert Mountain to such governmental agency or stock exchange website that contains such information. ARTICLE 11 CONFIDENTIALITY .1 Confidentiality of Agreement. Except as provided in Section 11.4 and 15.4 below, neither Party may disclose the terms of this Agreement without the prior written consent of the other Party, which consent shall be at the other Party's sole discretion; provided that either Party may (i) disclose this Agreement to potential purchasers of a Party's interest in the Property or in this Agreement, provided that such potential purchasers execute a confidentiality agreement consistent with the provisions of this Article, and (ii) make such disclosures as, in the opinion of its counsel, are required by any applicable law, government regulation, stock exchange rule, existing contract or legal process, provided that in such a case the disclosing Party shall promptly notify the other Party of such request or requirement, so that the other Party may seek an appropriate protective order or waive compliance with the Agreement. In the absence of a protective order or the receipt of a waiver, the disclosing Party will give the other Party written notice (unless prohibited by law) of the information to be disclosed as far in advance as practicable and exercise all reasonable efforts to obtain reliable assurance that confidential treatment shall be afforded to that information. .2 Confidentiality of Information and Data. (a) With respect to any information or data disclosed or subject to disclosure under Articles 9 and 10, each Party agrees to keep the data and other information disclosed by the other Party confidential and not to disclose the data to any person or entity other than (i) its Affiliates and its and their officers, directors, partners, members, employees, attorneys, and accountants; (ii) its outside mining and engineering consultants; (iii) potential purchasers of a Party's interest in the Property or in this Agreement; or (iv) lenders or financial advisors who have a bona fide need to have access to such data; (v) such other persons as the

Parties jointly agree in writing may receive such data (which agreement may be withheld for any reason or for no reason); and (vi) as may be required, in the opinion of a Party's counsel, by judicial, administrative, or governmental proceeding, whether or not made pursuant to a valid subpoena or applicable order or as otherwise-required by law or the rules of any stock exchange; provided that any disclosure made pursuant to law shall be strictly limited in scope and content to the extent possible given the requirements of legal compliance, and subject to each Party's reasonable prior review and revision; and provided further that in the case of (ii), (iii) and (iv), only if such parties have agreed in writing to be likewise bound by these terms of confidentiality. (b) If this Agreement terminates as provided for in Section 8.1 (b) and 777 retains the Property, 777 shall have sole discretion with respect to its use of the information and data and Desert Mountain may use the information or data for its own purposes but may not disclose the data to any third party without the prior written consent of 777, unless such disclosure is permitted or such data is required to be disclosed as provided above. If this Agreement terminates as provided for in Section 8.1 (b) and 777 quitclaims the Property back to Desert Mountain, Desert Mountain shall have sole discretion with respect to its use of the information and data and 777 may use the information or data for its own purposes but may not disclose the data to any third party without the prior written consent of Desert Mountain, unless such disclosure is permitted or such data is required to be disclosed as provided above. (c) Nothing in this Agreement shall affect either Party's rights to use, disclose or retain any of the data and information which (i) is in the public domain or later enters the public domain other than by a breach by either Party or any of its agents of any of the obligations of either Party under this Agreement, or (ii) is disclosed to either Party or the general public by a third party which is in rightful possession of the data and information in circumstances where the disclosure violated no confidentiality obligations, or (iii) either Party can show was known to it at the time of disclosure. .3 Use of Information. Neither Party makes any representation or warranty of any nature concerning the quality, accuracy, reliability or completeness of the information or data provided or exchanged, and each Party hereby acknowledges that it relies on any data received from the other Party solely at its own risk. ALL SUCH INFORMATION AND DATA ARE PROVIDED ON AN "AS-IS/WHERE-IS" BASIS, WITHOUT ANY EXPRESS OR IMPLIED WARRANTY WHATSOEVER. Further, to the extent either Party is permitted to disclose such data received from the other Party under this Agreement, the disclosing Party agrees to provide actual notice to such third parties of the terms and limitations imposed by this Section 11.3 and to indemnify the other Party against any third-party claims arising from or relating to such disclosure. 11.4 Press Releases and Other Disclosures. Except for in the event of insider knowledge in connection with Desert Mountain making a public offering, or where 777 is in discussions to purchase Desert Mountain or other properties belonging to Desert Mountain, either party may make public announcements, press releases, or other disclosure to the general public, and pursuant to applicable laws and regulations, or the rules of any stock exchange. ARTICLE 12 DEFAULT AND CURE; INDEMNIFICATION .1 Default in Performance of Obligations. Except for matters related disputes with respect to Expenditures which will be resolved as set out in Section 9.3, if either Party believes that the other Party is in default in the observance or performance of any of its covenants or obligations hereunder, the Party alleging default shall give the other Party written notice of default, expressly denominated as a "Notice of Default" and specifying the details of the same. 12.2 Opportunity to Cure. If the alleged default relates to a payment due to Desert Mountain under this Agreement, 777 shall have 15 days from receipt of such notice to remedy such default. With respect to any other default except for those matters specifically addressed in Section 9.3, the defaulting Party shall have a reasonable time of not more than 30 days within which to remedy such default or, with respect to a default which cannot be cured within the 30-day period, to commence within the 30 days such action as may be necessary to remedy such default and to diligently prosecute such action until the default is cured. Unless the defaulting Party shall so comply or commence to comply, this Agreement may be terminated at the option of the other Party, or the other Party may seek such other remedies as it might have in law or in equity. 12.3 Disagreement Over Alleged Default. In the event the Party against whom a default is alleged believes that it is not in default, it may give written notice to the other Party within such 15-day or 30-day period, as applicable, setting forth such fact. The Parties shall then follow the procedure set forth in Section 12.4 in attempting to resolve such dispute. In the event that the Parties agree through informal consultation or determine through a judicial decision that there has been a default, this Agreement shall not be terminated if the defaulting Party shall cure the default within 30 days following such agreement or determination, or if such default cannot be satisfied solely by the payment of money, by commencing to comply within 30 days after such agreement or determination and diligently pursuing such compliance to completion. If the defaulting Party shall fail to satisfy such determination in the time allowed, then the other Party may terminate this Agreement and may seek such other remedies as it might have in law or in equity. 12.4 Dispute Resolution. (a) The Parties agree to devote such time, resources, and attention as are needed to attempt to resolve disputes at the earliest time possible. A Party claiming a dispute shall give notice of the dispute within 30 days of the Party's actual knowledge of the act, event, or omission that gives rise to the dispute, unless this Agreement provides otherwise. At a minimum, the Parties shall hold one informal meeting within 30 days after notice to attempt to resolve the disputed issue(s). (b) If the dispute is a dispute as to whether 777 has made adequate Expenditures in any required period and is not resolved at the informal meeting, the Party claiming a dispute may, within 30 days after the last meeting, submit the dispute to Binding Arbitration. (c) All other disputes shall be resolved in a legal proceeding in a court in the State of Utah. (d) Any of these time periods may be reasonably extended or shortened by agreement of the Parties. Unless otherwise agreed among the Parties, each Party shall bear its costs for its own participation in the informal dispute resolution process. If either Party commences any court proceeding, the prevailing Party in such proceeding shall be entitled to recover reasonable attorneys' fees and expenses, including fees and expenses on appeal and petition for review, as determined by the court. 12.5 Indemnification. Subject to the provisions of this Agreement, each Party assumes responsibility for the work done by it or its Affiliates on the Property and specifically shall indemnify, defend and hold harmless the other Party and its Affiliates for and on account of any Liability that may be asserted against the same as a result of any action, suit, demand or proceeding commenced or asserted by any person or entity (including without limitation any governmental entity), arising out of or related to the Party's operations on the Property, including without limitation (i) any violation of applicable law, including without limitation any Environmental Law, in connection with the indemnifying Party's operations on the Property and, in the case of Desert Mountain, with respect to operations on the Property prior to the Effective Date (subject to Section 14.2 (a) below); and (ii) any breach of the indemnifying Party's representations, warranties or obligations under this Agreement. The rights of the indemnified Party and its Affiliates hereunder shall apply except to the extent such Liability may have been occasioned, brought about, or caused in part by the indemnified Party or its Affiliates or any negligence, fault, strict liability, acts or omissions of the indemnified Party or its Affiliates, or their contractors and their subcontractors. ARTICLE 13 ASSIGNMENTS AND TRANSFERS .1 Assignment. Neither Party may dispose of all or any part of its interest in and to this Agreement, the Royalty, or the Property to any third party (an "Assignee"), provided, however, that 777 may assign its rights or delegate its obligations, in whole or in part, without such consent, to (a) one or more of its Affiliates, or (b) an entity that acquires all or substantially all of the business or assets of such party to which this Agreement pertains, whether by merger, reorganization, acquisition, sale, or otherwise, provided that, as a condition precedent to any such assignment, the Assignee shall have delivered to the non-assigning Party a covenant that: (a) to the extent of the disposition, the Assignee agrees to be bound by the terms and conditions of this Agreement as if it had been an original party hereto; and (b) it shall subject any further disposition of the interest acquired to the restrictions contained in this Section. ARTICLE 14 PARTIAL RELINQUISHMENT; RECLAMATION - DEFENSE OF TITLE .1 Partial Relinquishment. Notwithstanding Section 7.1 (a), 777 shall have the right at any time to release all or any portion of the Property from this Agreement by giving to Desert Mountain 60 days' prior written notice, subject to any requirements imposed by any agreement related to the Property; provided that prior to such release, 777 shall first offer to convey the Property to be released to Desert Mountain and Desert Mountain shall be given 10 days from the date of receipt of such notice to notify 777 if it desires to accept conveyance of such Property. Upon the release of the Property or the conveyance to Desert Mountain, all right, title, and interest of 777 under this Agreement shall terminate with respect to that portion of the Property described in such notice and 777 shall be relieved of all further obligations set forth in this Agreement with respect to such portion except for the obligation for any reclamation required by applicable Environmental Law that directly results from 777's operations. Partial termination of this Agreement shall not affect the aggregate amount of the Advance Royalty Payments or the amount of Expenditures required to be expended under this Agreement. The Property, as reduced in area, will be identified through the preparation and execution of an amendment to this Agreement and the Memorandum of Agreement, to which amended exhibits shall be attached that describe the area to be retained. Any portions of the Property not retained by 777 shall be released by a recordable document executed by 777, but shall remain subject to this Agreement only for as long as is necessary for 777 to comply with outstanding reclamation, closure, and other regulatory requirements resulting from its operations on such portion. 14.2 Reclamation Obligations. (a) Desert Mountain shall remain responsible for all payment, land disturbance, reclamation, environmental liabilities or other obligations with respect to the Property arising before the Effective Date, except to the extent that such land disturbance, reclamation or other obligations are increased by 777's operations on the Property. (b) 777 shall be solely responsible for all environmental liabilities and/or reclamation obligations resulting from its Exploration on the Property. 14.3 Title Defects, Defense, and Protection. (a) If in 777's opinion (i) Desert Mountain's title to all or any part of the Property at the time of this Agreement is defective, encumbered, less than as represented in this Agreement or is contaminated with Hazardous Materials; or (ii) Desert Mountain's title, as so represented, is contested or challenged by any person or entity, and Desert Mountain is unable or unwilling to promptly correct the alleged defect, encumbrance, or impairment; then 777 shall have the right to terminate this Agreement without further obligation (including being excused from any obligation to incur any Expenditures) and/or shall have the right, but not the obligation, to attempt to perfect or defend Desert Mountain's title including, without limitation, the right to amend or relocate any of the Mining Claims. If 777 elects to perfect or defend Desert Mountain's title, 777 shall not be liable to Desert Mountain if 777 is unsuccessful in, withdraws from, or discontinues litigation or other curative work. Time being of the essence, if 777 does attempt to perfect or defend Desert Mountain's title, Desert Mountain shall execute all documents and shall take such other actions as are reasonably necessary to assist 777 in its efforts. Any improvement or perfection of title to the Property shall inure to the benefit of Desert Mountain and 777 in the same manner and to the same extent as if such improvement or perfection has been made prior to the execution of this Agreement. (b) If title is, in 777's opinion, defective, encumbered, materially less than as represented in this Agreement or is contaminated with Hazardous Materials, then without waiving any right that it may have, the costs and expenses of perfecting or defending title shall be deductible by 777 against subsequent Advance Royalty Payments or NSR Royalty payments to be made to Desert Mountain under this Agreement and, if 777 releases the portion of the Property so affected from this Agreement, 777's liability to pay to Desert Mountain the Advance Royalty Payment shall be reduced in proportion to the number of acres of the Property for which title is defective, encumbered, less than as represented in this Agreement or is contaminated bears to the entire acreage of the Property. ARTICLE 15 MISCELLANEOUS .1 Force Majeure. Neither Party shall be liable to the other Party, and neither Party shall be deemed in default under this Agreement, for any failure or delay to perform any of its covenants and agreements when such performance is prevented by Force Majeure. For the purposes of this Agreement, "Force Majeure" means any cause not within the control of the Party, despite reasonable commercial efforts, including that performance of the covenants violates any law, ordinance, order, rule or regulation of any governmental (civil or military) agency or authority, including all governing bodies claiming jurisdiction over the issuance of permits, opposition or litigation initiated by local or national non-governmental interest groups or individuals opposed to the project, or contrary to any written agreement concerning the Property; provided that lack of funds shall not, in any case, be an event of Force Majeure. Such causes shall also include, without limitation, acts of God, acts of the public enemy, riots, fire, storm, flood, explosion, government restriction, failure to obtain on reasonable terms any permits, authorizations or approvals required from regulatory authorities, including environmental protection agencies, despite diligent attempts and the timely provision to such authorities of all information lawfully requested, lack of available equipment, qualified personnel or materials or other causes beyond the reasonable control of the affected Party, whether of the kind enumerated above or otherwise and whether foreseen, foreseeable or unforeseeable. Any period for performance affected by such events shall be extended for a period commensurate with the period of the delay. So far as possible, the Party affected will make all reasonable steps to remedy the delay caused by the events referred to above as soon as feasible; provided, however, that nothing contained in this Section 15.1 shall require any Party to settle any industrial dispute or to test the constitutionality of any law. The Party claiming Force Majeure shall promptly notify the other Party in writing of such event, of the steps being taken to resolve the delay and to resume performance, and of the time that the condition of Force Majeure has been alleviated. 15.2

Notices. Notices shall be in writing and shall be delivered either (a) personally, (b) by registered or certified mail, postage prepaid, (c) by any reputable commercial courier service, or (d) by confirmed e-mail transmission, and addressed or transmitted as follows: If to Desert Mountain: If to 777: Desert Mountain Gold, Inc. HPS Law Group LLC North 300 West, Suite 3 North Centennial Way, Suite 205 Kaysville, Utah 84037 Mesa, AZ 85201 Attention: 0. Jay Gatten Attention: Brint Hiatt Telephone: 801-544-3421 Telephone: 602-687-5851 E-Mail: ojgatten@nae-xploration.com E-Mail: brint@hpslawgroup.com All notices shall be effective upon actual receipt if received during the normal business hours of the receiving Party and on the next normal business day of the receiving Party if delivered other than during normal business hours. The Parties may change the place to which notice is to be delivered by giving written notice to the other Party in accordance with this Section 15.2. 15.3 Payments & Currency. All payments made under this Agreement shall be made in United States currency. 15.4 Letter of Intent. The Parties shall execute a letter of intent, in the form of Exhibit G ("Letter of Intent"). Neither Party shall record or disclose this Agreement or any shortened form of this Agreement, except the Letter of Intent, except where required to be disclosed to comply with applicable laws or regulations to any federal or state agency or to their foreign equivalents, to comply with the rules of any stock exchange, or to comply with a court or administrative order. 15.5 Entire Agreement. This Agreement, together with all its attached Exhibits, represents the entire understanding of the Parties relating to the subject matter of this Agreement. No modification of this Agreement shall be effective unless it is in writing and is executed by the Parties. 15.6 Governing Law. This Agreement shall be construed, interpreted and governed by the laws of the State of Utah, without regard to conflict-of-laws or choiceof-laws rules that would permit or require application of the laws of any other jurisdiction. 15.7 Rule Against Perpetuities. As to any provision in this Agreement, Desert Mountain and 777 do not intend that there shall be any violation of the Rule against Perpetuities or any rule relating to restraints upon alienation. If any provision of this Agreement would violate the Rule Against Perpetuities or some analogous statutory provision or any other statutory or common-law rule imposing time limits, then such provision shall continue only until 21 years, less one day, after the death of all the individuals who execute this Agreement on behalf of the Parties. Otherwise, if any such violation should inadvertently occur, it is the intent and desire of the Parties hereto that the appropriate court shall reform such provision in such a way as to approximate most closely the intent of the Parties hereto within the limits permissible under such rule or related rule. 15.8 Agreement to Run with the Land. All of the covenants, conditions, and provisions of this Agreement shall run with the land and shall inure to the benefit of and be binding upon the Parties, their respective heirs, executors, administrators, successors and assigns. 15.9 Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts together shall constitute one and the same agreement. The Parties agree that this 1 Agreement may be transmitted between them by facsimile machine or an e-mailed pdf file. The Parties intend that signatures so transmitted constitute original signatures and that an agreement so transmitted containing the signatures (original, facsimile or pdf) of both Parties is binding on the Parties. 15.10 Waiver. No waiver of any breach of this Agreement shall be binding unless evidenced in writing, executed by the Party against whom the waiver is asserted. Any waiver shall extend only to the particular breach so waived and shall not limit any rights with respect to any future breach. 15.11 Further Assurances. Each Party shall execute such documents, assignments, endorsements, instruments and evidences of transfer and give such further assurances as shall be necessary or appropriate in connection with the performance of its obligations under this Agreement. 15.12 Severability. If any term or condition contained in this Agreement shall be in conflict with or inconsistent with applicable law, the same shall be deemed to be severable from, and shall not invalidate, the remaining terms and conditions of this Agreement. This Agreement, with any such terms and conditions so severed, shall continue in full force and effect. 15.13 Headings. The headings to the respective Articles and Sections hereof shall not be deemed as part of this Agreement but shall be regarded as having been used for convenience only. 15.14 Survival. The following provisions of this Agreement shall survive termination or expiration of this Agreement: Article 4, Article 6 and Article 1 1, Section 8.1, Section 12.5,

Section 14.1, Section 14.2, Section 14.3, Section 15.2 and Section 15.6. In addition, the rights of Desert Mountain under Sections 10.1 and 10.2 shall survive termination of expiration of this Agreement to the extent necessary to confirm that payments of the Royalty are correct. [SIGNATURE PAGE FOLLOWS] YJ Executed by 777 Corporation and Desert Mountain to be effective as of the Effective Date. Desert Mountain Gold, Inc. By: Name: Ja Title: President Seven Hundred Seventy 7, Inc. By: Name: Lisa Averbuch Title: President 777 EXHIBIT A PROPERTY DESCRIPTION pal II. ilefft 04/41117!7 TtE 12111202 10112.1104 LIM 161)414111021 MIN Chimp CILNY051E12 ESFOR.51,177ON AMA AKA . /1' /151.101.5111.14)0111114 ilkiN.N FUN W4 W 111 Clef lEA11YAL1 AAA W114./ 16411•141166444) .1165.4 E461, i 1:160431144. Apt 11212.23212/1/3 /-33.2.2 Tommie. .04 L.W144. 713 .717 .111 RAM 4039l ..... r . *9001991 X 012010040/2602 M .41C-12.2 MI [MOTE 1.1[1110 2 NM KIM met .,11199 meow Ms m W2_53470 C1µ317 (01014 9,02111 I .01.1 ! f MU * /!113 )41005 * .1"41(443 .3314412012 [0114.3/4 .219 E E r .1201.1 01 /01 DA M DA Id ,0111S .44711 I mwa mot nil /4. 34 m I :411-.134 Jill KIM E M g/ EON [3601401 pm .16.4411495 /419902 (41011010711 PAS A M R WOE 1 /11/2034 X004 IN P123.1:411741 ULM U)9 /134.11111 LAI A M R LOIN ,3302010 012216062,10A trei ,514 /19 402 I 9 KVA E AU 1102/7010 1401301140114 43 NW I: LAY II Mal 1 10 .-1 MAE /0.2112141 01101 M ON OA SW )11 .11411141 (0101111441111 II miS I mwel utt ' 01174 014101111 * [414204 /1296 OUG I m u i KIM Lox ' X PI M 012 419,4E .1122.412106 O W ACM( /01/1410 A 011950069A1101 9510100609IN1 W MAW M .0411113 mu .1 WOE . 201.1 .011911 11 13E O M a4 * A01114116 4 , E LODE . ,61511916 11 OINNONANCO.N111101DX0E0104 AV NW . 0161411/14 .40411304 AUG 1 LW. 4009E KM /2013 A 0114 109015104 SW Wm M cosswit4 NN mum 4.1X4. m u MOW 2019 /2311 112251236013 004 SW it 2,11A16.111 OM 7 .2115 /05/1911 PEr AC M MOE /2911 1160.111701 SW NW K 242[110214 /0041436 MOGI W S XIIVE as a tms wow cm SW [6111511 .124114204 D M RAI KIM E /66132 1 0114 3 60 31 0 4 0.41014 NWAV V0015114 X416196 [ AM /911 LOX 44/05/21 9129511541111625 SE 0110111150N014 .1 ) /414316 Ma II M I ACME LOCK •114M MS It %110111 .014 .161 ,1 E R [11'113 ,44e446110 U M Aarn WOE ' PS t1714 1444W110S .7.111370 .414416204 PAS NOM soot C ten eksze js se ones essesweos se W G14 ALM .411151 MOL /01 KUM 4413 /4.11 ,431411 kW AL M . * Wm /2011 11.4411214 .501 14 LW ALINE .0111 /2911 .031 X u1.1C4113 11 .014 KI M ,42011 .10614414 144.4141544 II 131"413112 .6471101 X.71 INA I ACTIN NOM .64416.222 INNGn ANS KITE toX /2011 017444061.10 404 Mtsw 1.L5 34 20 JAI I'M II 47.041/135 .411201 CAECA NAN .014E /2011 012311)060.21101 .10* 1[41434* M C 71 NM I /407111 WOE 0120102160.1654 IN (3 N41411 PAS K RA M E .0401 .006141004 m ilw [03t NIS /470/7411 <4 W OW /141319 -049344 LW MOE mom ow iwrw ' 3*4:114223 .020116204 ima PCNYS ,40711 1.1.11NISODfi]ldeC4 K U :164411251 O W It km i myrn li el mi mom scei '413211 KAI /1151 . :312401: A 411250400(1015 K W II (31.1 .7.4403 /3011 /I 61 XS M ONO% E1354, '41424 km i mill /4411 nits Daum smi .914 (30 .114201 LAS /C701 Al! M OW 90 .15y WC.414314 41 l a KEA MK M I :432041 X Mats tosow 001 ,1n utto 1241 VIKA 44:04 M N KIM soot /1011 IM [1'434216 .11/011506 41 LAO I KI M /1011 A 101 D1(1205 134,14 2223K.414221 Y414306 :0423 44 LIU X M X MI! /14011 ti sos 01Ki 00E0N(44 m ow Ms MX . 61114111.5) C114X4 •241 M B MITA WOE , /05/2411 DOW

100.1141416912011)543N049 WM AX-414321 K314101 O W NU msra :04 /04410113 :41,1101 47 u m .1 /1911 ntuct stamp% K M INS .111611 AD Mo m s [mow ox . ) ututi 04 13 .103 On 3119 ,114 S4 .11[411.131 .2192126 50 .14.4 .1 Lost /740074044004 A 1,44111 A O W A MU /4E /9511911 .14111,5016 K A SI 1,210130111 OM SI .1/3 E LOX /611 IN x O K SI Mg M IA [ /1051/0444V6 it " )1151 .11114)64 54 .1411 Nita /05444111 Wen Ks ectow 001 WPM 00E4 1210 .1120114104 .1 .036 osmosis SA /1111.16211 C1.9 IK2(14N,SW A 9154411241 IAA Si / K IM M t M t ,166 El -1.111411211 Rai MK *05,11911 A 01115055151/111 likrel 5/.0414741 M N UM Para Alt W AWA 41 4040074,77(01 SW .1104204 /G111 .0.4 K VA /4010 sins 006040 cm W OW A L60/414145 .511414114 X119 PAI ,1106 91191110011116 SW 130419/44 .47_t4_14_14_4 _ ,1411 1 NUNN )1)15/1911 W AY ,131414317 InK414444 ,14441 MU M EW Lox $ 01171106144440 SW E (41 I ki.I .14311206 ANN M O el tof laideitai 011s4 0010707011 m MIA ow , 41E151 M a .111/11 Ink ,441704311. X101 001 N RC M . 15 RAI N M /06,2011 K 6,4411121 O W 14 m01 KITE ,774011 0 1,01014101 IEEE .4414171 .501 )44 47 411 1 ACONN ,11011 6,4411111 /414205 NM j 211154 LOX /0011 OW ,25 DIM 14 Jusa MINE WOE WM /4711 /411711 .556 * .161 .1141 ( /14/1911 ,5611 .44.t44721) 11 NM I KIWI L W WM .9554144461191116744411 Sw14 71 D41*11) A M i ACEIVE LOX MA //011 /41 12'111717 41041105 RAI I r1 M C /114.11 .0104033 A :41114* .611614214 *91 *156 WSW .111121111 SKR *5 E131 VS1110401 O W N LAI I MTN( LOX /101.1 !0100630 031 OW ) , G91 KI M )11 /2011 AV II 14111394 90 PAD I KENS M E 1339 A MAMI .1 .514 A 0.1:212225 13 UAS Milyt .011. WM gy7011 44534 .1140616101 PM 101 .444 I LODE XF10 MN NM • i .1.01 1••••••110.11.•••••• EXHIBIT B PROPERTY MAP CONFIDENTIALITY AGREEMENT MAP W O = M= .1111 .1..-+. Coyote Mine Project Map Leuend curvia.cr, Juab County, Utah, USA con A_NopowAiro44, I) (w Oattbot ;C M S two. b- API EXHIBIT C GUARANTEED MINIMUM ANNUAL ROYALTY 777 will make an annual advance royalty payment to DMG which will be the greater of the 3.5% NSR or: $100,000 beginning year 2 $110,000 beginning year 3 $120,000 beginning year 4 $130,000 beginning year 5 $150,000 all remaining years EXHIBIT D NET SMELTER RETURN I. Definitions. Capitalized terms used in this Exhibit shall have the meaning specified in the Agreement or the following assigned meanings: A. "Applicable Period" means the one-year period coincident with the fiscal year of 777 following commencement of Commercial Production; provided that if 777 commences or discontinues Commercial Production other than on the first day of its fiscal year, Applicable Period shall include the period ending 12 months from the cessation of all mining activities. B. "Applicable Royalty Percentage" means the percentage set out in Section .1 of the Agreement, subject to the rights of 777 set out in Section 4.2 C. "Bullion Value" means the sum of (i) the number of troy ounces of Gold Bullion returned or credited by the refinery to 777 during the Applicable Period multiplied by the average selling price during such period plus (ii) the number of troy ounces of Silver Bullion returned or credited by the refinery to 777 during the Applicable Period multiplied by the average London Silver Market Fixing Ltd. closing market quotation during such period. The average price for the Applicable Period shall, in each case, be determined by dividing the sum of all daily prices posted during such period by the number of days that prices were posted. The posted price shall be obtained from The Wall Street Journal, Reuters, or other reliable source. If either the London Gold Market Fixing Ltd. P.M Fixing or the London Silver Market Fixing Ltd. Fixing ceases to be published, the parties shall agree upon a similar alternative method for determining the average daily spot market price for gold or silver, as the case may be, or upon failure to so agree, the average of the daily calculated spot COMEX closing price during such period, as determined by Amnor, shall be used. D. "Bullion" means gold or silver bullion refined to a form that meets good delivery standards in the London Bullion Market, or comparable terminal market. E. "Commercial Production" shall mean the production of Valuable Minerals in commercial quantities and grades after 777 has begun continuous mining operations on the Property. F. "Net Smelter Return" shall mean the following for the applicable year: (a) For Gold and Silver Bullion refined and returned from a refinery to 777 during an applicable period, Net Smelter Return shall be deemed to be the Bullion Value less: (i) Refining Costs, (ii) Selling and Delivery Costs and (iii) Taxes. (b). For Other Products, Net Smelter Return shall mean the amount of Revenues actually received by 777 less: (i) Refining Costs, (ii) Selling and Delivery Costs and (iii) Taxes. G. "Other Products" means any ores, concentrates, precipitates, cathodes, leach solutions or any other primary, intermediate or final product or any other mineral substance other than Gold and Silver Bullion obtained from substances mined and removed from the Property. H. "Refining Costs" means all costs and expenses of smelting and refining, including without limitation, all costs of assaying, sampling, custom-smelting and refining, all independent representative and umpire charges, and the costs of transporting the material concentrates or dore metal from the property to the refinery or smelter, as the case may be. I "Revenues" means the amount of revenues actually received by 777 from the physical sale of Other Products during the applicable period. In the case of physical sales to affiliates of 777, the revenues shall be determined on an arm's length basis. J. "Selling and Delivery Costs" means all costs and expenses incurred with, or in connection with, the transporting, insuring, stockpiling, warehousing, shipping, moving, selling and marketing of Valuable Minerals produced from the Property and the delivery of such minerals to the ultimate delivery to customers, including without limitation, all transportation costs, insurance costs and expenses, shipping and delivery costs, agency and brokerage fees and commissions, storage charges, and the costs of any currency conversions. K. "Taxes" mean all imposts, royalties, duties, assessments, and taxes (other than income taxes) imposed upon or in connection with producing, transporting and selling Bullion or Other Products by any federal, state or local governmental entity or subdivision thereof. II. Calculation and Payment of the NSR Royalty. A. Calculation. The amount of the NSR Royalty due to Owner in any Applicable Period shall be the product of: (1) the sum of the Net Smelter Return for Bullion for such year plus the Net Smelter Return for Other Products for such year; (2) multiplied by the Applicable Royalty Percentage. B. Payment. Payment of the NSR Royalty will be at the time and place specified in the Agreement and subject to the bookkeeping, annual reports, and other provisions of the Agreement. Ill. Accounting Matters. A. Accounting Principles. All records associated with sales of Bullion or Other Products and with calculation of the NSR Royalty shall be determined in accordance with generally accepted accounting principles and practices consistently applied by 777. t>( B. Records. shall keep accurate records of tonnage, volume of products, analyses of products, weight, moisture, assays of pay metal content and other records, as appropriate, related to the computation of the NSR Royalty. C. Confidentiality. All information and data provided to Desert Mountain regarding the determination of the NSR Royalty shall be confidential and subject to the confidentiality restrictions of the Agreement. EXHIBIT E EXCEPTION TO THE REPRESENTATIONS AND WARRANTIES Dutch Peak Resources LLC and/or Amnor Energy Corporation ("Dutch Peak") currently has a mining permit covering some of the mining claims which are the subject of the acquisition agreement between 777 and DMG. DMG agrees to take whatever action legally and reasonably available to have such permit terminated, should Dutch Peak attempt to assert any claims to the detriment of 777. Should DMG be unable to take such actions, and should 777 be required to defends its claims, any costs incurred shall be reimbursed from any future Guaranteed Minimum Annual Royalty Payments and/or NSR Royalty payments. EXHIBIT F FORM OF DEED AND ASIGNMENT To be completed within 7 days of execution of contract EXHIBIT G Letter of Intent Letter of Intent Personal & Confidential Desert Mountain Gold, LLC RE: Purchase Rights to Lease Agreement Dear Gentlemen: This letter sets forth our mutual understanding regarding the lease of Coyote Knolls Mining Claims. This transaction will be subject to (a) the negotiation and execution of Agreements containing appropriate representations and warranties, as well as customary covenants and conditions and (b) due diligence requirements. The agreement will provide that: . The lease will have a $200,000 payment which shall be made as follows: upon signing of this LOI, a due diligence quiet period will begin. Upon the satisfactory completion of a 30-day due diligence period (extended to -day should information not be made available in a timely manner), a $50,000 payment will be made. An additional $50,000 payment per quarter for quarters will be made such that it is completely paid in 12 months. The lease term shall be for 10 years renewable for 5 year periods. . There shall be an initial work commitment as follows: $400,000 in the first 18 months after executing a signed contract and $300,000 in year 2 starting after the initial 18 month period. Estimates of the work commitment include the items listed below. Small Mine Permit and Reclamation Bond. $ 75,000 NEPA Study (if required) $ 25,000 Water Well and Permitting $ 50,000 Drill Commitment (5 holes of 300 to 600 meters) $ 250,000 . .5% NSR as per definition. Net Production less Transportation and Refining. . Minimum Annual Maintence Fee as follows: • 777 will make an annual maintenance payment to DMG which will be the greater of the 3.5% NSR or: $100,000 beginning year 2 $110,000 beginning year 3 $120,000 beginning year 4 $130,000 beginning year 5 $150,000 all remaining years . DMG will offer an Option to 777 to purchase 1.5% of the NSR for a $1,500,000 cash payment to be exercised before the end of the 5th anniversary of this Agreement. 6. 777 has the rights to sublease this agreement should the need arise under conditions set forth in the contract. 7. Copies of all drill data, testing and evaluations completed by the 777 will be provided to DMG as soon as reasonably completed. This information will be held confidential among the parties. 8. The parties will attempt to complete the transaction as promptly as possible. 9. The parties will each bear its respective expenses incurred in connection with the negotiation, preparation and consummation of the contemplated transaction. 10. This letter shall not constitute a binding contract between the parties, but purports to set forth their present intent with respect to the terms proposed to be incorporated in the Agreements. 11. This Letter of Intent shall be governed by, and construed in accordance with, the internal laws of the State of Nevada, County of Clark applicable to contracts to be performed in such state, without regard to the conflicts of law principles of such state. The Letter of Intent may be executed in counterparts, each of which shall be an original, but all of which shall constitute one letter. Please indicate your acceptance and approval of this letter by signing and dating below. Dated on the day of September, 2018. Br: Lisa Averbuch, President 77 Acknowledged and Accepted: By: . 7" T